Exhibit 23
Consent of Independent Registered Public Accounting Firm
Perrigo Profit-Sharing and Investment Plan
Allegan, Michigan
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46262 and 333-141101) of our report dated June 15, 2012, relating to the financial statements and supplemental schedule of the Perrigo Profit-Sharing and Investment Plan which appear in this Form 11-K for the year ended December 31, 2011.
/s/BDO USA, LLP

BDO USA, LLP
Grand Rapids, Michigan
June 15, 2012